EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of LMKI, Inc. on Form S-8 of the Amended and Restated 1999 Stock Plan and Stock Option Agreements with Employees of our report dated May 12, 2000, on our audits of the consolidated financial statements of LMKI, Inc. as of August 31, 1999 and 1998, and for each of the three years in the period ended August 31, 1999.


                                                 /s/ Timothy L. Steers, CPA, LLC


Portland, Oregon
March 26, 2001